Exhibit 21

DANA INCORPORATED

Consolidated Subsidiaries as of December 31, 2021*

Name of Company    Jurisdiction of Incorporation or Organization

Allied Transmissions (S.E.A.) PTE LTD    Singapore

BPE SRL    Italy

Brevini India Private Limited    India

Dana Anand Private Limited     India

Dana Australia (Holdings) Pty. Ltd.     Australia

Dana Australia Pty. Ltd.     Australia

Dana Automocion, S.A.     Spain

Dana Automotive Aftermarket, Inc.     Delaware

Dana Automotive Systems Group, LLC     Ohio

Dana (Beijing) Electric Motor Co., Ltd.    China

Dana Belgium NV     Belgium

Dana Brazil Commercial Vehicle LLC    Delaware

Dana Brazil Holdings I LLC     Virginia

Dana Canada Corporation     Canada

Dana Canada Electric Holdings ULC    Canada

Dana Canada Holding Company    Canada

Dana Canada Investment ULC    Canada

Dana Canada LP     Canada

Dana Cayman Holdings Limited    Cayman Islands

Dana (Changshu) E-Propulsion Co., Ltd.    China

Dana (Chongqing) Driveline Technology Co. Ltd.    China

Dana Cologne Technology Center GmbH     Germany

Dana Comercializadora, S. de R.L. de C.V.     Mexico

Dana Commercial Vehicle Manufacturing, LLC     Ohio

Dana Commercial Vehicle Products, LLC     Ohio

Dana de México Corporacion, S. de R.L. de C.V.     Mexico

Dana de México Holdings S. de R.L. de C.V.    Mexico

Dana (Deutschland) Grundstuckverwaltungs GmbH     Germany

Dana Distribution Holdings, Inc.    Delaware

Dana Driveshaft Manufacturing, LLC     Ohio

Dana Driveshaft Products, LLC     Ohio

Dana TM4 Electric Holdings BV    Belgium

Dana Equipamentos Ltda.     Brazil

Dana Europe GmbH    Switzerland

Dana European Holdings Luxembourg S.à r.l.    Luxembourg

Dana Financing Luxembourg S.à r.l.    Luxembourg

Dana Fluid Power Distribution S.r.l.    Italy

Dana Fluid Power Veneto S.r.l.    Italy

Dana Global Luxembourg S.à r.l.    Luxembourg

Dana Global Manufacturing S.à r.l.    Switzerland

Dana Global Products, Inc.     Michigan

Dana GmbH     Germany

Dana Graziano S.r.l    Italy

Dana Graziano (Suzhou) Drive Systems Co., Ltd.    China

Dana Heavy Axle Mexico S.A. de C.V.     Mexico

Dana Heavy Vehicle Systems Group, LLC     Ohio

Dana Holding GmbH     Germany

Dana Holdings SRL     Argentina

Dana Hong Kong Holding Limited     Hong Kong

Dana Hungary kft     Hungary

Name of Company    Jurisdiction of Incorporation or Organization

Dana India Private Limited     India

Dana India Technical Centre Private Limited     India

Dana Industrias Ltda.     Brazil

Dana International Luxembourg S.à r.l.    Luxembourg

Dana Investment GmbH     Germany

Dana Italia, S.r.l.     Italy

Dana Japan, Ltd.     Japan

Dana Korea Co. Ltd.    Korea

Dana Laval Technology Center ULC     Canada

Dana Light Axle Manufacturing, LLC     Ohio

Dana Light Axle Products, LLC     Ohio

Dana Limited     Ohio

Dana Lindley Technology Centre Limited    United Kingdom

Dana Lithuania UAB    Lithuania

Dana Manufacturing Switzerland GmbH    Switzerland

Dana Motion Systems Deutschland GmbH     Germany

Dana Motion Systems Italia S.r.l.    Italy

Dana Off Highway Products, LLC     Ohio

Dana Off-Highway Components, LLC    Ohio

Dana Off-Highway (Yancheng) Drive Systems Co., Ltd.     China

Dana Power Transmission France    France

Dana SAC Australia Pty Ltd    Australia

Dana SAC Benelux B.V.    Netherlands

Dana SAC Canada Limited    Canada

Dana SAC Danmark AS    Denmark

Dana SAC Finland Oy    Finland

Dana SAC France    France

Dana SAC Germany GmbH    Germany

Dana SAC Holding B.V.    Netherlands

Dana SAC Ireland Limited    Ireland

Dana SAC Korea Co., Ltd.    Korea

Dana SAC Mexico, S.A. de C.V.    Mexico

Dana SAC New Zealand Limited    New Zealand

Dana SAC Norway AS    Norway

Dana SAC S.E. Asia Pte. Ltd.    Singapore

Dana SAC South Africa (PTY) Ltd    South Africa

Dana SAC South America Industria E Comercio De Transmissoes Ltda    Brazil

Dana SAC Spain S.A.    Spain

Dana SAC (Thailand) Co., Ltd.    Thailand

Dana SAC Turkey Reduktor Sanayi Ve Ticaret Limited Sirketi    Turkey

Dana SAC UK Limited    United Kingdom

Dana SAC USA Inc.    Ohio

Dana San Luis S.A.    Argentina

Dana SAS     France

Dana Sealing Manufacturing, LLC     Ohio

Dana Sealing Products, LLC     Ohio

Dana Service and Assembly Center Sweden AB    Sweden

Dana (Shandong) Electric Motor Co., Ltd.    China

Dana Spicer Axle South Africa (Pty) Ltd.    South Africa

Dana Spicer Europe Limited     United Kingdom

Dana Spicer (Shanghai) Trading Co., Ltd.    China

Dana Spicer (Thailand) Limited     Thailand

Dana System Integrator Holdings LLC    Delaware

Dana Thermal Products, LLC     Ohio

Dana TMB, LLC    Delaware

Dana TM4 Deutschland GmbH    Germany

Dana TM4 Inc.    Canada

Dana TM4 Italia S.r.l.    Italy

Dana TM4 India Private Limited     India

Dana TM4 Sweden AB     Sweden

Dana TM4 USA, LLC     Delaware

Dana TM4 UK     United Kingdom

Dana UK Automotive Systems Limited     United Kingdom

Dana UK Axles Limited     United Kingdom

Dana UK Driveshaft Limited     United Kingdom

Dana World Trade Corporation     Delaware

Dana (Wuxi) Technology Co. Ltd.     China

Dana (Yancheng) Power Technology Co., Ltd.    China

Name of Company    Jurisdiction of Incorporation or Organization

D-Gestiona, S. de R.L. de C.V.    Mexico

Elveveien 38 AS (Norway)    Norway

Fairfield Atlas Ltd.    India

Fairfield Manufacturing Company, Inc.    Delaware

Fujian Spicer Drivetrain System Co., Ltd.     China

Graziano Transmissioni India Pvt. Ltd.    India

Graziano Transmissioni UK Ltd.    United Kingdom

Industria de Ejes y Transmissiones S.A.     Colombia

Kiinteisto Oy Espoon Luoteisrinne 7    Finland

Pi Innovo LLC     Delaware

Reinz-Dichtungs-GmbH     Germany

SF Dana Mexico, S. de R.L. de C.V.    Mexico

Shanghai Brevini Gearboxes Co. Ltd.    China

SME North America Inc.    Canada

Spicer Axle Australia Pty Ltd.     Australia

Spicer Ayra Cardan, S.A.     Spain

Spicer Ejes Pesados S.A.     Argentina

Spicer France S.A.S.     France

Spicer Gelenkwellenbau GmbH     Germany

Spicer Heavy Axle & Brake, Inc.     Michigan

Spicer Nordiska Kardan AB     Sweden

Tecnologia de Mocion Controlada S. de R.L. de C.V.     Mexico

T-H Licensing, Inc.    Delaware

Thermal Products France SAS     France

Transejes Ecuador CIA. Ltda.    Ecuador

Transejes Transmissiones Homocineticas de Colombia S.A.     Colombia

Victor Reinz India Private Limited     India

Victor Reinz Valve Seals, L.L.C.     Indiana

Warren Manufacturing LLC    Delaware

Wrenford Insurance Company Limited     Bermuda

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.